UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 6, 2019

INVESTORS BANCORP, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-36441	46-4702118
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer
Identification No.)

101 JFK Parkway, Short Hills, New Jersey	07078
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:  (973) 924-5100

Not Applicable
_________________________________
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 under the Securities Act (17 CFR 230.405) or Rule 12b-2 under the Exchange Act (17 CFR 240.12b-2).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01	Regulation FD Disclosure.

On March 6, 2019, a Stipulation and Agreement of Compromise, Settlement and Release was filed in relation to a lawsuit involving Investors Bancorp, Inc. (the “Company”) and certain of its current and former directors pending in the Court of Chancery of the State of Delaware entitled In re Investors Bancorp Inc. Stockholder Litigation, C.A. No. 12327-VCS (the “Settlement”). The Settlement resolves a lawsuit challenging the equity compensation granted on or about June 23, 2015 to persons who were then-directors of the Company. The suit alleged that those equity grants violated the directors’ fiduciary duties and sought, among other things, cancellation of all of those equity grants. Pursuant to the Settlement, and subject to approval of the Delaware Court of Chancery, (i) all of the challenged stock options granted to non-employee directors (excluding Brendan J. Dugan who is deceased) and stock options granted to Paul Stathoulopoulos (who was not a director of the Company at the time of the equity grant on or about June 23, 2015), will be surrendered and cancelled; (ii) a total of 95,694 shares of the challenged restricted stock granted to the then non-employee directors of the Company and to then non-director Paul Stathoulopoulos scheduled to vest in 2020 will be surrendered and cancelled; and (iii) all of the challenged stock options and restricted stock granted to Kevin Cummings and Domenick A. Cama will be surrendered and cancelled. The Compensation and Benefits Committee of the Board intends to consider the issuance of replacement equity grants to Kevin Cummings and to Domenick A. Cama, in amounts to be determined by the Compensation and Benefits Committee. The Compensation and Benefits Committee does not intend to grant replacement awards to any of the non-employee directors or to Paul Stathoulopoulos. The Company does not expect the Settlement and related matters to have a material impact on its financial condition or results of operations.

Forward Looking Statements
Certain statements contained herein are “forward looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Such forward looking statements may be identified by reference to a future period or periods, or by the use of forward looking terminology, such as “may,” “will,” “believe,” “expect,” “estimate,” “anticipate,” “continue,” or similar terms or variations on those terms, or the negative of those terms.

The Company wishes to caution readers not to place undue reliance on any such forward looking statements, which speak only as of the date made. The Company wishes to advise readers that the “Risk Factors” disclosures included in our Annual Report on Form 10-K, as supplemented in quarterly reports on Form 10-Q, could cause the Company’s financial performance and actual results for future periods to differ materially.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

INVESTORS BANCORP, INC.

DATE: March 8, 2019	By:	/s/ Brian Doran
Brian Doran
Executive Vice President and General Counsel